EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-63740 of Powell Industries, Inc. (the “Company”) on Form S-8 of our report on the consolidated financial statements for the year ended October 31, 2003 dated December 19, 2003 (January 31, 2005 as to the lease expense included in Note K), appearing in the Annual Report on Form 10-K of Powell Industries, Inc. for the year ended October 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
January 17, 2006